                                                                   EXHIBIT 99.1

                                                           [FIRST BANCORP LOGO]
                                                          Annie Astor-Carbonell
                                                Senior Executive Vice President
                                                    and Chief Financial Officer
                                                                 (787) 729-8088
                                                    annie.astor@firstbankpr.com

             FIRST BANCORP REPORTS EARNINGS FOR FIRST QUARTER 2004

         San Juan, Puerto Rico, April 22, 2004 -- First BanCorp (NYSE:FBP), the second largest Puerto Rico Financial Holding Company, with diversified banking operations in Puerto Rico and the US and British Virgin Islands, reported today earnings for the quarter ended March 31, 2004.

         Net income was $40,205,034 or $0.75 per share basic and $0.73 per share diluted, for the first quarter of 2004, as compared to earnings of $36,428,296 or $0.74 per share basic and $0.73 per share diluted for the first quarter of 2003. These results represent an earnings increase of 10.4% for this quarter. Return on Assets (ROA) and Return on Common Equity (ROCE) were 1.25% and 21.74% respectively, for the quarter, as compared to

First BanCorp Reports Earnings for
First Quarter 2004                                                        Page 2


1.56% and 26.24% respectively, for the same quarter of 2003. Basic and diluted weighted average common shares were 40,064,272 and 41,379,593, respectively, for the quarter ended March 31, 2004.

         Commenting on these first quarter 2004 results, Mr. Angel Alvarez-Perez, Chairman, President and CEO of First BanCorp said, "This has been a very good quarter overall. Our loan portfolios continue to grow, and our non-performing assets and charge offs continue to decline. Earnings this quarter include a $3.2 million, or 8 cents per diluted share gain (net of tax) on the sale of a credit card portfolio. However, earnings of March 2003 first quarter included a $13.7 million, or 34 cents per diluted share gain on the sale of a portfolio of mortgage backed securities done in connection with a restructuring of this portfolio."

         Net interest income, the Corporation's main source of income, increased by $11.8 million from $72.4 million during the

First BanCorp Reports Earnings for
First Quarter 2004                                                        Page 3

first quarter of 2003 to $84.2 million during the first quarter of 2004. This increase is mostly attributable to an increase in average earning assets of $2.7 billion, since March of 2003. On a linked quarter basis, net interest income increased only $229,000, since the Company maintained during the quarter a short-term investment strategy for new investments and for the reinvestment of the mortgage backed securities repayments. Net interest margin on a tax equivalent basis was 3.33% for the quarter ended March 2004, as compared to 3.68% for the quarter ended March 2003 and 3.32% for the quarter ended December 2003.
         Other income amounted to $24.0 million for the first quarter of 2004, as compared to $26.2 million for the first quarter of 2003. Other income included a net gain on sale of investments and hedging activities of $3.5 million for this quarter as compared to $14.2 million for the comparable March 2003 period. In addition, other income included a $5.2 million ($3.2 million net

First BanCorp Reports Earnings for
First Quarter 2004                                                        Page 4

of tax), gain on the sale of a small $17 million credit card portfolio. Other income, excluding the gains on sales of investments and hedging activities and gain on sale of credit cards for both periods, was $15.2 million for the March 2004 quarter, as compared to $11.9 million for the March 2003 quarter. The increase is partially due to an increase in mortgage banking activity results of $1.2 million, plus other fees and service income related to the growing real estate, commercial, and consumer portfolios of the Corporation's main subsidiary, FirstBank Puerto Rico.

         The efficiency ratio was 39.89% and 40.03% for the three months ended March 31, 2004 and 2003 respectively, one of the best in the industry. An increase in expenses of $3.7 million is mainly attributable to normal costs of operating the Corporation, especially those of its first and second tier subsidiaries, including, salaries, advertising and promotions, and occupancy expenses. Expenses related to a new subsidiary, First Mortgage,

First BanCorp Reports Earnings for
First Quarter 2004                                                        Page 5

which started operations in September of 2003, account for a portion of the expense increase.

         Total assets were $13,347 million as of March 31, 2004, as compared to $9,767 million as of March 31, 2003 and $12,668 million as of December 31, 2003. Loans receivable increased by 25.5% to $7,446 million, as compared to $5,933 million as of March 31, 2003. The largest loan volume increases were achieved in the commercial and real estate portfolios.

         Non-performing loans as of March 31, 2004 were $85.7 million (1.15% of total loans), as compared to $87.7 million (1.48% of total loans) and $85.5 million (1.21% of total loans) as of March 31, 2003 and December 31, 2003, respectively. Non-performing loans, when compared to the March 2003 and December 2003 quarters, decreased as a percentage of the portfolio. These results reflect a continuation of the decreasing trend in non-performers, which has been experienced since early 2003.

First BanCorp Reports Earnings for
First Quarter 2004                                                        Page 6

         The allowance for loan losses to non-performing loans (reserve coverage) was 152.2% as of March 31, 2004, compared to 134.4% as of March 31, 2003 and 147.8%, as of December 31, 2003. The improvement is due to the stability experienced in our non-performing loans, coupled with a reduction in the charge offs. The allowance increase is related to the $402 million increase in the Corporation's loan portfolio during this quarter. Net charge offs were $9.2 million (0.51% of average loans), as compared to $10.6 million (0.74% of average loans) during the first quarter of 2003, and $10.8 million (0.63% of average loans) during the last quarter of 2003. Charge offs have remained stable due to the Corporation's prudent underwriting policies, implemented since 1998.

         First BanCorp is a $13.3 billion well-capitalized Financial Holding Company. It is the parent company of FirstBank Puerto Rico, which is the second largest commercial bank in Puerto Rico and Virgin Islands and of FirstBank Insurance Agency. Both

First  BanCorp Reports Earnings for
First Quarter 2004                                                        Page 7

First BanCorp and FirstBank Puerto Rico, operate within US banking laws and regulations. The Bank operates a total of 100 financial service facilities throughout Puerto Rico and the US and British Virgin Islands, including the operations of its subsidiaries. In Puerto Rico the Bank operates Money Express, a finance company, First Leasing and Car Rental, a car and truck rental leasing company, First Mortgage, a mortgage banking company and FirstBank Overseas Corporation, which does business out of Puerto Rico, mainly in the US. In the US and British Virgin Islands the Bank operates FirstBank Insurance VI, an insurance agency, First Trade, Inc., a foreign corporation management company, and First Express, a small loan company.

         The Corporation's common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

         This press release contains certain "forward-looking statements" concerning the Corporation's economic future

First BanCorp Reports Earnings for
First Quarter 2004                                                        Page 8

performance. The words or phrases "expect", "anticipate", "look forward", "should", and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Corporation wishes to caution readers not to place undue reliance on any such "forward-looking statements", which speak only as of the date made and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Corporation's financial performance and could cause the Corporation's actual results for future period to differ materially from those anticipated or projected.

         The Corporation does not undertake, and specifically disclaims any obligation, to update any "forward-looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                          FIRST BANCORP
               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           (UNAUDITED)
            DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA

                                                                  MARCH 31, 2004     DECEMBER 31, 2003
                                                                  --------------     -----------------
 Assets
 Cash and due from banks                                           $    100,529         $     89,305
                                                                   ------------         ------------
 Money market instruments                                               582,739              705,940
                                                                   ------------         ------------
 Federal funds sold and securities purchased
     under agreements to resell                                          13,000              265,000
                                                                   ------------         ------------
 Investment securities available for sale, at market:
    United States and Puerto Rico Government obligations                 16,264               16,157
    Mortgage backed securities                                        1,113,649            1,086,891
    Corporate bonds                                                      48,050               53,770
    Equity investment                                                    55,547               62,320
                                                                   ------------         ------------
            Total investment securities available for sale            1,233,510            1,219,138
                                                                   ------------         ------------

 Investment securities held to maturity, at cost:
    United States and Puerto Rico Government obligations              1,845,509            1,119,775
    Mortgage backed securities                                        1,886,992            1,970,855
    Corporate bonds                                                      19,925               39,847
                                                                   ------------         ------------
               Total investment securities held to maturity           3,752,426            3,130,477
                                                                   ------------         ------------

 Federal Home Loan Bank (FHLB) stock                                     52,150               45,650
                                                                   ------------         ------------

 Loans receivable:
    Commercial Loans                                                  2,950,151            2,832,635
    Finance Leases                                                      173,899              161,283
    Consumer Loans                                                    1,191,516            1,171,590
    Residential Loans                                                 3,130,707            2,879,010
                                                                   ------------         ------------
 Total loans receivable                                               7,446,273            7,044,518
 Allowance for loan losses                                             (130,357)            (126,378)
                                                                   ------------         ------------
      Total loans, net                                                7,315,916            6,918,140

 Other real estate owned                                                  5,839                4,617
 Premises and equipment, net                                             85,081               85,269
 Accrued interest receivable                                             41,595               41,508
 Other assets                                                           164,677              162,866
                                                                   ------------         ------------
      Total assets                                                 $ 13,347,462         $ 12,667,910
                                                                   ============         ============

 LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities:
 Deposits                                                          $  6,601,346         $  6,765,107
 Federal funds purchased and securities sold
    under agreements to repurchase                                    3,926,671            3,650,297
 Advances from FHLB & Subordinated Notes                              1,125,819              995,818
 Payable for unsettled investment trade                                 427,801
 Accounts payable and other liabilities                                 142,053              167,119
                                                                   ------------         ------------
                                                                     12,223,690           11,578,341
                                                                   ------------         ------------

 Stockholders' equity:
  Preferred Stock                                                       550,100              550,100
                                                                   ------------         ------------

 Common stock outstanding                                                40,212               40,027
 Additional paid - in capital                                             2,245                  269
 Capital Reserve and  Legal Surplus                                     243,107              243,107
 Retained earnings                                                      245,357              220,038
 Accumulated other comprehensive income, net of tax                      42,751               36,028
                                                                   ------------         ------------
                                                                      1,123,772            1,089,569
                                                                   ============         ============
      Total liabilities and stockholders' equity                   $ 13,347,462         $ 12,667,910
                                                                   ============         ============

 BOOK VALUE PER COMMON SHARE                                       $      14.27         $      13.48
                                                                   ============         ============

                                 FIRST BANCORP
                        CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)
                   DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA

                                                             THREE MONTHS ENDED
                                                 -------------------------------------------
                                                 MARCH 31,         MARCH 31,      DECEMBER 31
                                                   2004              2003            2003
                                                 ---------         --------       -----------
INTEREST INCOME:
   Loans                                         $ 100,048         $ 93,955        $  99,719
   Investments                                      46,499           38,964           47,600
                                                 ---------         --------        ---------
Total interest income                              146,547          132,919          147,319
                                                 ---------         --------        ---------

INTEREST EXPENSE:
   Deposits                                         27,047           28,940           28,287
   Borrowings                                       35,297           31,542           35,058
                                                 ---------         --------        ---------
Total interest expense                              62,344           60,482           63,345
                                                 ---------         --------        ---------
Net interest income                                 84,203           72,437           83,974
                                                 ---------         --------        ---------

PROVISION FOR LOAN LOSSES                           13,200           16,564           14,152
                                                 ---------         --------        ---------

Net interest income after provision
  for loan losses                                   71,003           55,873           69,822
                                                 ---------         --------        ---------

OTHER INCOME:
   Service charges on deposit accounts               2,783            2,575            2,380
   Other fees on loans                               5,946            5,006            5,334
   Mortgage banking activities                       1,545              359              640
   Net gain on sale of investments                   3,965           13,686            6,651
   Derivatives (loss) gain                            (424)             564             (420)
   Rental Income                                       618              485              615
   Gain on sale of credit cards portfolio            5,236                            30,885
   Other operating income                            4,330            3,497            4,322
                                                 ---------         --------        ---------
Total other income                                  23,999           26,172           50,407
                                                 ---------         --------        ---------

OTHER OPERATING EXPENSES:
   Employees' compensation and benefits             19,986           18,210           20,494
   Occupancy and equipment                           9,383            8,884            9,637
   Business promotion                                3,469            2,717            4,300
   Taxes, other than income taxes                    1,948            1,748            1,977
   Insurance and supervisory fees                    1,076              937            1,254
   Other                                             7,296            6,975            7,729
                                                 ---------         --------        ---------
Total other operating expenses                      43,158           39,471           45,391
                                                 ---------         --------        ---------

INCOME BEFORE INCOME TAX                            51,844           42,574           74,838

INCOME TAX PROVISION                                11,639            6,146           19,883
                                                 ---------         --------        ---------

NET INCOME                                       $  40,205         $ 36,428        $  54,955
                                                 =========         ========        =========

NET INCOME APPLICABLE TO
    COMMON STOCK                                 $  30,136         $ 29,677        $  44,849
                                                 =========         ========        =========

NET INCOME PER COMMON SHARE - BASIC              $    0.75         $   0.74        $    1.12
                                                 =========         ========        =========

NET INCOME PER COMMON SHARE - DILUTED            $    0.73         $   0.73        $    1.09
                                                 =========         ========        =========

DIVIDENDS DECLARED PER COMMON SHARE              $    0.12         $   0.11        $    0.11
                                                 =========         ========        =========

                                 FIRST BANCORP
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS

CREDIT QUALITY DATA AT:                    March 31, 2004       March 31, 2003    December 31, 2003
                                           --------------       --------------    -----------------
Non-performing Assets                        $  101,156            $99,750            $  100,771
                                             ----------            -------            ----------
Non-performing Loans                             85,653             87,743                85,525
                                             ----------            -------            ----------
Past Due Loans                                   22,515             25,185                23,493
                                             ----------            -------            ----------
Allowance for Loan Losses                       130,357            117,887               126,378
                                             ----------            -------            ----------

Non-performing Assets to Total Assets              0.76%              1.02%                 0.80%
                                             ----------            -------            ----------
Non-performing Loans to Total Loans                1.15%              1.48%                 1.21%
                                             ----------            -------            ----------
Allowance to Non-Performing Loans                152.19%            134.35%               147.77%
                                             ----------            -------            ----------

SELECTED PERFORMANCE RATIOS:                        Three Months Ended            Three Months Ended
                                                         March 31,                    December 31,
                                                2004                 2003                2003
                                             -----------         -----------      ------------------
          Net Interest Yield (1)                    3.33%               3.68%               3.32%
                                             -----------         -----------         -----------
          Return on Assets                          1.25%               1.56%               1.84%
                                             -----------         -----------         -----------
          Return on Equity                         14.56%              17.92%              20.69%
                                             -----------         -----------         -----------
          Return on Common Equity                  21.74%              26.24%              35.00%
                                             -----------         -----------         -----------
          Net Write offs to Average Loans           0.51%               0.74%               0.63%
                                             -----------         -----------         -----------
          Efficiency Ratio                         39.89%              40.03%              33.78%
                                             -----------         -----------         -----------

AVERAGE BALANCES:

          Assets                             $12,866,368         $ 9,361,776         $11,958,774
                                             -----------         -----------         -----------
          Earnings Assets                     11,764,838           9,012,455          11,627,166
                                             -----------         -----------         -----------
          Loans                                7,188,149           5,730,909           6,887,854
                                             -----------         -----------         -----------
          Deposits                             6,705,126           5,356,261           6,601,516
                                             -----------         -----------         -----------
          Interest-bearing liabilities        10,315,508           7,979,841          10,258,656
                                             -----------         -----------         -----------
          Stockholders Equity                  1,104,490             812,917           1,062,619
                                             -----------         -----------         -----------
          Common Stockholders Equity             554,390             452,417             512,519
                                             -----------         -----------         -----------

(1) On a taxable equivalent basis.